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                                                                     EXHIBIT 3.4


                              GPC CAPITAL CORP. I

                                     BY-LAWS

                                    ARTICLE I

                             MEETING OF STOCKHOLDERS


     Section 1. Place of Meeting and Notice. Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

     Section 2. Annual and Special Meetings. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the Chairman for any purpose and shall be called by the Chairman or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 25% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.

     Section 3. Notice. Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

     Section 4. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

     Section 5. Voting. Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock.

                                   ARTICLE II

                                    DIRECTORS

     Section 1. Number, Election and Removal of Directors. The number of Directors that shall constitute the Board of Directors shall be not less than one nor more than fifteen. The first Board of Directors shall consist of four Directors. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or by the stockholders.

The Directors shall be elected by the stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors

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may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

     Section 2. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by the Board of Directors. Telegraphic or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than two hours before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.

     Section 3. Quorum. One-third of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

     Section 4. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.


                                   ARTICLE III

                                    OFFICERS

     The officers of the Corporation shall initially consist of a President, two Vice Presidents, a Treasurer, a Secretary, two Assistant Secretaries, two Assistant Treasurers and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the Chairman of the Board of Directors with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.


                                   ARTICLE IV

                                 INDEMNIFICATION

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     To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.


                                    ARTICLE V

                               GENERAL PROVISIONS

     Section 1. Notices. Whenever any statute, the Certificate of Incorporation or these By-Laws require notice to be given to any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telegram.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.



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                               GPC CAPITAL CORP. I

                        Action Taken by Unanimous Written

                        Consent of the Board of Directors

                                 January 5, 1998

     The undersigned Directors, constituting the entire Board of Directors of GPC Capital Corp. I (the "Corporation"), acting without a meeting pursuant to
Section 141(f) of the Delaware General Corporation Law, hereby take the following action by unanimous written consent:

          1. The adoption by the sole incorporator of By-Laws in the form inserted in the Minute Book of the Corporation is ratified and approved.

          2. The following persons are elected to the offices set forth opposite their respective names, to serve in accordance with the By-Laws of the
     Corporation:

             Name                                  Office
             ----                                  ------
            Philip R. Yates                        President, Treasurer,
                                                   Assistant Secretary

            John E. Hamilton                       Vice President,
                                                   Assistant Treasurer,
                                                   Secretary

            Chinh Chu                              Vice President

            Simon Lonergan                         Vice President

          3. The seal imprinted in the form of a circle bearing the name of the Corporation and the words and figures "Corporate Seal 1998 Delaware" is adopted as the corporate seal of the Corporation.

          4. The form of share certificate attached hereto as Exhibit A is adopted as the certificate for the Corporation's Common Stock, par value $0.01 per share.

          5. The offer of Graham Packaging Holdings I, L.P., to purchase 100 of the authorized shares of Common Stock of the Corporation, pursuant to a subscription agreement which will be approved by the officers of the Corporation, is accepted, and the Corporation is authorized to enter into such subscription agreement and to issue to such offeror 100 fully paid, non-assessable shares of the Common Stock of

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                                                                               2

     the Corporation, par value $0.01 per share, for a purchase price of $0.01 per share; and upon delivery to the Corporation of said purchase price, the officers of the Corporation are authorized and directed to execute and deliver a certificate representing 100 shares of the Common Stock of the Corporation to Graham Packaging Holdings I, L.P.

          6. The fiscal year of the Corporation shall be the twelve-month period ending on the 31st day of December in each year.

          7. The proper officers of the Corporation are authorized to open in the name of the Corporation whatever bank accounts may be necessary for the expeditious conduct of the Corporation's affairs and to draw checks thereon and to make deposits therein.

          8. For the purpose of authorizing the Corporation to do business in any state, territory or dependency of the United States or any foreign country in which it is necessary or expedient for the Corporation to transact business, the officers of the Corporation are authorized to appoint and substitute such agents or attorneys for service of process, to designate and change the location of such statutory office and, under the corporate seal, to make and file such certificates as may be required by the laws of any state, territory, dependency or country to authorize the Corporation to transact business therein; and whenever it is expedient for the Corporation to cease doing business therein and to withdraw therefrom, the officers of the Corporation are authorized to revoke any such appointment of agent or attorney for service of process and to file any necessary certificates, reports, revocations of appointment or surrender of authority of the Corporation to do business in any such state, territory, dependency or country.



                                          Philip R. Yates


                                          John E. Hamilton


                                          Chinh Chu


                                          Simon Lonergan